Exhibit 99.1

Oncocyte Announces the Appointment of John Peter Gutfreund as Independent Member of Its Board of Directors Effective July 28, 2022

IRVINE, Calif., Aug. 01, 2022 (GLOBE NEWSWIRE) — Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics company with the mission to improve patient outcomes by providing personalized insights that inform critical decisions throughout the patient care journey, today announced the appointment of John Peter (JP) Gutfreund as an independent member of its board of directors, effective July 28, 2022.

“We welcome JP to our Board of Directors at what we believe to be an important time in the life of Oncocyte, as we anticipate bringing three major products through reimbursement and to market over the next four quarters,” said Ron Andrews, CEO of Oncocyte. “He brings a wealth of financial experience to our team, and his expertise will be immensely valuable as we look to balance our need to manage our cash while effectively executing on the growth phase ahead.”

Since October 2019, Mr. Gutfreund has served as Managing Partner of Halle Capital Management, a growth oriented private equity firm focused on middle-market companies in the healthcare, consumer, and business services sectors. Mr. Gutfreund serves on the board of several Halle portfolio companies. Mr. Gutfreund is a trustee at Montefiore Health System, a New York based academic health system, where he serves as a member of the investment committee. Prior to joining Halle Capital Management, Mr. Gutfreund was the Director of Research at Glenview Capital Management from March 2013 to September 2019. Mr. Gutfreund worked in Investment Banking earlier in his career and holds a BA from New York University.

“I am thrilled to be joining the Oncocyte Board of Directors,” said Mr. Gutfreund. “Oncocyte is on an exciting path, with multiple products in the pipeline, and I look forward to working with the Board to support management’s vision for shareholder value creation.”

About Oncocyte

Oncocyte is a precision diagnostics company with a mission to improve patient outcomes by providing personalized insights that inform critical decisions throughout the patient care journey.

Through its proprietary tests and pharmaceutical services business, the Company aims to help save lives by accelerating the diagnosis of cancer and advancing cancer care. The Company’s tests are designed to help provide clarity and confidence to physicians and their patients at every stage. DetermaRx™ identifies early-stage lung cancer patients who are at high risk for cancer recurrence and who may benefit from adjuvant chemotherapy. DetermaIO™ is a gene expression test that assesses the tumor microenvironment to predict response to immunotherapies. The Company’s pipeline of tests in development also includes DetermaTx™, which will assess mutational status of a tumor, DetermaCNI™, a blood-based monitoring test, DetermaMx™, a long-term recurrence monitoring test, and VitaGraft™, a blood-based solid organ transplantation monitoring test. In addition, Oncocyte’s pharmaceutical services provide companies that are developing new cancer treatments a full suite of molecular testing services to support the drug development process.

DetermaRx™, DetermaIO™, DetermaTx™, DetermaCNI™, DetermaMx™ and VitaGraft™ are trademarks of Oncocyte Corporation.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the anticipation that the Company will bring three major products through reimbursement and to market over the next four quarters, the expected growth phase ahead and Oncocyte’s pipeline, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor & Media Contact

Caroline Corner

ICR Westwicke

Tel: 415.202.5678

caroline.corner@westwicke.com